Right Management Consultants, Inc.

            Exhibit 11 - Consolidated Earnings Per Share Calculation

            For the Three and Nine Month Periods Ended September 30,

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
                                                   Three Months Ended,            Nine Months Ended,
                                                       September 30,                 September 30,
                                                   1995           1994            1995          1994
                                               (Unaudited)    (Unaudited)     (Unaudited)    (Unaudited)
Earnings per common share
Primary and Fully Diluted EPS:

Primary EPS

Net income                                       $1,909,000     $1,426,000     $5,510,000     $4,159,000
                                                 ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                            3,994,000      3,955,000      3,977,000      3,943,000

Dilutive effect (excess of number of
shares issuable over number of shares
assumed to be using the average market
price during the period) of outstanding
options and restricted stock                        242,000        151,000        192,000        139,000
                                                 ----------     ----------     ----------     ----------



Adjusted weighted average number
of shares outstanding                             4,236,000      4,106,000      4,169,000      4,082,000
                                                 ==========     ==========     ==========     ==========

Earnings per common share                        $     0.45     $     0.35     $     1.32     $     1.02
                                                 ==========     ==========     ==========     ==========


Fully Diluted EPS

Net income                                       $1,909,000     $1,426,000     $5,510,000     $4,159,000
                                                 ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                            3,994,000      3,955,000      3,977,000      3,943,000

Dilutive effect (excess of number of shares
issuable over number of shares assumed to be
using the average market price during the
period) of outstanding options                      277,000        151,000        277,000        160,000
                                                 ----------     ----------     ----------     ----------

Adjusted weighted average number
of shares outstanding                             4,271,000      4,106,000      4,254,000      4,103,000
                                                 ==========     ==========     ==========     ==========

Earnings per common share                        $     0.45     $     0.35     $     1.30     $     1.01
                                                 ==========     ==========     ==========     ==========
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